Exhibit 10.21

HEARTLAND PAYMENT SYSTEMS, INC.

AMENDMENT
TO
2002 PEPSHARES PLAN

THIS AMENDMENT (the “Amendment”) to the Heartland Payment Systems, Inc. 2002 PEPShares Plan (the “Plan”) is approved and entered into by the Board of Heartland Payment Systems, Inc., a Delaware corporation (the “Company”), as of October    , 2003.  Capitalized terms used herein and not defined shall have the meanings assigned to them in the Plan.

WHEREAS, the Administrator has selected Employees eligible to participate in the Plan for the remainder of this Plan Year and the following Plan Year;

WHEREAS, in connection therewith, the Board has determined that it is in the best interests of the Company to amend the Plan as set forth herein and that such amendments do not impair the rights of any Participant under any Award previously granted; and

WHEREAS, pursuant to Section 13.6 of the Plan, the Board may at any time amend the Plan so long as such amendment does not impair the rights of any Participant under any Award previously granted.

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1.                                       Section 2.17 of the Plan is hereby deleted in its entirety and replaced with the following:

“Section 2.17                          “Elective Deferral” means the portion of a Participant’s Compensation which a Participant irrevocably elects to contribute to this Plan by a written Election Form.  The Administrator shall, from time to time, determine the maximum amount and minimum amount of such Elective Deferral for any calendar month.  The amount of such Elective Deferral shall be denominated in such increments as the Administrator shall determine from time to time.”

2.                                       Section 2.19 of the Plan is hereby deleted in its entirety and replaced with the following:

“Section 2.19                          “Final Vesting Date” means December 31, 2005, for Participants who enroll in the Plan during the 2002 Plan Year for participation in the Plan during 2002 and 2003.  Thereafter, the “Final Vesting Date” shall be such date as the Administrator shall determine at the time of enrollment.”

3.                                       Section 5.1(c)(ii) of the Plan is hereby deleted in its entirety and replaced with the following:

“(ii)                            designate the amount of the Participant’s Compensation which is earned during any month in that Plan year (without regard to whether it would be paid during that month or Plan Year or a subsequent month or Plan Year) which shall not be paid to the Participant but instead shall be credited to an Account established by the Administrator and thereafter paid in accordance with the terms of this Plan.  The amount of compensation to be deferred shall be designated as a dollar amount and be subject to the conditions set forth in Section 2.17.”

4.                                       Section 6.3 of the Plan is hereby deleted in its entirety and replaced with the following:

“6.3                           Term of Option.       The term of each Option shall expire on December 31, 2006, for Options issued to Participants who enroll in the Plan during the 2002 Plan Year for participation in the Plan during 2002 and 2003.  Thereafter, the term of each Option shall expire on such date as the Administrator shall determine at the time of enrollment.”

5.                                       Section 7.2(b)(ii) of the Plan is hereby deleted in its entirety and replaced with the following:

“(ii)                            In the case of a Participant who is also a Residual Commission Sales Employee, all of such Participant’s previously granted Options shall vest on the IPO date if he or she has achieved 100% or more of his or her minimum margin requirement (as calculated on or before the vesting date in accordance with the Award Agreement entered into by such Participant) for the period from the first day of the calendar month following the month in which such Employee becomes a Participant to the IPO date.  With respect to any PEPShare Options that do not vest as a result of a Participant’s failure to meet such minimum margin requirement, such Options may be accelerated after the IPO date if such Participant applies to the Administrator and demonstrates to the Administrator’s satisfaction that he or she has performed at 100% or more of his or her minimum margin requirement for the period from the first day of the calendar month following the month in which such Employee becomes a Participant to a date on or around the date of such application to the Administrator.”

6.                                       This Amendment shall become effective as of the date hereof.

7.                                       Except as modified hereby, all of the terms and provisions of the Plan shall remain in full force and effect.

8.                                       Except to the extent provided for by the General Corporation Law of the State of Delaware, this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the laws of a jurisdiction other than New York.

*        *         *

This Amendment was adopted by the Board on October     , 2003.